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                     DAIMLER-BENZ AUTO GRANTOR TRUST 1995-A
                            MONTHLY SERVICING REPORT
                   SERVICER: MERCEDES-BENZ CREDIT CORPORATION
                            TRUSTEE: CITIBANK, N.A.



COLLECTION PERIOD: DECEMBER 1996
DISTRIBUTION DATE: 1/15/97


STATEMENT FOR CLASS A AND CLASS B CERTIFICATEHOLDERS PURSUANT TO
SECTION 4.9 OF THE POOLING AND SERVICING AGREEMENT                                            PER $1,000 OF  ORIGINAL
                                                                                                  Class A/Class B
                                                                                                 Certificate Amount
                                                                                              -----------------------

(i)   Principal Distribution
        Class A Amount                                                      $16,229,844.22              $28.465669
        Class B Amount                                                         $854,202.32              $28.465669
(ii)  Interest Distribution
        Class A Amount                                                       $1,547,437.47              $2.714064
        Class B Amount                                                          $81,444.08              $2.714065
(iii) Amount of Distribution allocable to the Yield Supplement Amount           $24,679.27
                                                                             -------------
        Class A Amount                                                          $23,445.31
        Class B Amount                                                           $1,233.96
      Amount of Distribution allocable to the (Excess) Shortfall Amount         $19,429.53
                                                                             -------------
        Class A Percentage                                                      $18,458.05
        Class B Percentage                                                         $971.48
(iv)  Monthly Servicing Fee                                                    $278,441.29              $0.463943
                                                                             -------------
        Monthly Supplemental Servicing Fee                                           $0.00              $0.000000
        Class A Percentage of the Servicing Fee                                $264,519.23              $0.463943
        Class A Percentage of the Supplemental Servicing Fee                         $0.00              $0.000000
        Class B Percentage of the Servicing Fee                                 $13,922.06              $0.463942
        Class B Percentage of the Supplemental Servicing Fee                         $0.00
(v)   Class A Principal Balance (end of Collection Period)                 $301,193,226.10
      Class A Pool Factor (end of Collection Period)                            52.826549%
      Class B Principal Balance (end of Collection Period)                  $15,852,275.06
      Class B Pool Factor (end of Collection Period)                            52.826549%
(vi)  Pool Balance (end of Collection Period)                              $317,045,501.16

(vii) Class A Interest Carryover Shortfall                                           $0.00
      Class A Principal Carryover Shortfall                                          $0.00
      Class B Interest Carryover Shortfall                                           $0.00
      Class B Principal Carryover Shortfall                                          $0.00

(viii)Amount Otherwise Distributable to the Seller that is Distribute                $0.00              $0.000000


(ix)  Balance of the Reserve Fund Property (end of Collection Period)
        Class A Amount                                                   $6,001,631.84
        Class B Amount                                                           $0.00

(x)   Aggregate Purchase Amount of Receivables repurchased by the                $0.00
      Seller or the Servicer

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